SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 10-SB

GENERAL FORM FOR REGISTRATION OF SECURITIES

OF SMALL BUSINESS ISSUERS

Under Section 12(b) or (g) of the Securities Exchange Act of 1934

SC2 GLOBAL SYSTEMS, INC.

 (Name of Small Business Issuer in its charter)

        Nevada                                                              13-4226299

State or other jurisdiction of                                     (I.R.S. Employer

  incorporation or organization)                                   Identification No.)

1650-1188 West Georgia, Vancouver, BC, Canada V6E 4A2

(Address of Principal Executive Offices including Zip Code)

Issuer’s telephone number: 604-629-2461

Securities to be registered under Section 12(b) of the Act:

Title of each class

Name of each exchange on which

to be so registered

Each class is to be registered

_____________________________

______________________________

_____________________________

______________________________

Securities to be registered under Section 12(g) of the Act:

    Common, Par Value $.001

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Form 10-SB contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  For this purpose any statements contained in this Form 10-SB that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within the Company’s control.  These factors include but are not limited to economic conditions generally and in the industries in which the Company may participate; competition within the Company’s chosen industry, including competition from much larger competitors; technological advances and failure by the Company to successfully develop business relationships.

PART I

Item 1.  Description of Business.

We were formed as a Nevada corporation on March 19, 2001, originally under the name of Sun Vacation Club Inc. on November 21, 2002 the name was changed to United Athletes, Inc. On February 8, 2005, after a reverse merger with S2C Global Systems Inc. (a private British Columbia corporation) we changed our name to S2C Global Systems, Inc. with the intent to focus on developing, marketing and distributing their 5- gallon bottled water vending and loading systems.  The private company commenced limited operations May 2004 with the Company assuming this role in February, 2005.

S2C designs, manufactures, promotes and markets distribution systems for prepackaged 5-gallon bottled water.  The Company has established a specific mechanical system, the “Aquaduct System”, related to the operation and promotion of the prepackaged water distribution system.  Currently, S2C is in the final development stages to bring its distribution system to market.  The initial intellectual property for the S2C System and physical prototype was contributed to the Company by Will Benedikt, a founding shareholder of S2C and his company, Koala Kiosks, Ltd.

Bottled Water/Vending Industry Background

Originally introduced in American restaurants in the mid-1970’s, the little green bottle of mineral water, Perrier, became a cultural icon.  Today, North Americans are drinking bottled water in unprecedented amounts.  The U.S. bottled water industry sold $9.2 Billion dollars in 2004 and is forecasted at $9.8 Billion for 2005 according to the Beverage Marketing Corporation. Nestle’ Waters reports one third to one half, depending on the market, of all bottled water sales are 5-gallon type bottles. Using sales statistics for the U.S. from the Beverage Marketing Corporation 2005 Report  between  449 and 680 million 5-gallon bottles of water were sold last year.

5-gallon bottled water is either delivered to homes or offices or picked up at a store.  Currently 50% of bottle sales in the USA are home deliveries and 50% away from home according to a Groupe Danone & Eden Springs (Europe) 2003 release. Overall the U.S. bottled water market has continued to grow 7.5 % between 2003-2004 as reported by the Beverage Marketing Corporation.  In interviews conducted by  S2C’s V.P. Sales Martin Stevens category managers, store managers and distribution managers reported the delivery and sale of 5-gallon bottled water in retail environments using traditional retail systems has become awkward and non- profitable.

Alternative systems such as the “u-fill” system, where the consumer fills a bottle on location with purified tap water, have cropped up in the market and met with mixed response because of the opportunity for contamination and the public perception of tap water versus bottled water.

The idea of a machine that accepts money and dispenses a product or service automatically is an old one.  It was first applied on a widespread and practical basis in the 1920’s.  Today’s vending industry took shape in the decade after World War II and make the transition from a provider of cigarettes, candy and beverages, to a full-line food and beverage service purveyor during the next ten years.  Milestones along the way included the development of cup cold drink machines using fountain syrup and delivering ice with the beverage, fresh-brew coffee equipment serving batch and single cups, and refrigerated food vendors.

The US Vending industry is currently reported at $40 Billion by USA Technologies.   Despite its magnitude, however, the industry is not highly visible.  Most companies that operate vending machines reach their ultimate customers through the intermediation of third parties.  Factories, office complexes, colleges, universities, hospitals and other institutions contract with the vending companies to provide food and refreshment services.  For this reason, these vending operators, unlike convenience stores and fast-food restaurants, have no direct contact with the general public.

The majority of vending operations, both in terms of total numbers and market share, are entrepreneurial businesses serving one compact market area.  Many of them are active in related enterprises as well.  The vending industry overall is characterized by labor storage devices. S2C believes that as the cost of labor in North American continues to rise, more products associated with a large labor component will be vended through machines.

The S2C System

In an attempt to address the growing market for bottled water and to capitalize on the low labor costs of vending, S2C has developed a proprietary product delivery system.  S2C designs, develops and distributes mechanical systems, including vending systems, that automate the distribution from suppliers to consumers of bulk food products.  Bulk food products include items sold in larger quantities up to 5 gallons (18 liters) and/or 50 pounds (22.3 Kg).  Any product that is capable of being packaged in a cylindrical container, typically liquid or granular in nature can be delivered via the S2C System.  Water is the first consumer product the Company is promoting.

The S2C Aquaduct is a modular vending unit capable of accepting empty 5-gallon recyclable plastic jugs and distributing full 5-gallon recyclable plastic jugs.  The Aquaduct is intended to act as a replacement to in store retail distribution systems.  Most grocery store chains in North American sell 5-gallon bottled water.  The Aquaduct is intended to be a replacement system for those systems currently in place.

Current systems employed by grocery chains and other outlets are labor intensive.  The S2C System eliminates significant labor requirements because the S2C Systems provides an automated loading element both at the production plant and at the delivery truck.

The S2C System is a three part system comprised of:  (1) an in plant system that takes the prepackaged goods from the line into an integrated storage/loading system; (2) an integrated truck storage/loading system; and (3) a retail vending unit.

S2C owns the technology for the S2C System and intends to generate revenue by selling the consumer product to the end user and licensing its technologies.  S2C does not intend to operate any manufacturing facilities but rather intends to subcontract or joint venture with existing manufacturing companies or assembly companies.  S2C has initiated patent application with the United States Patent Office for its proprietary S2C System and modifications.

Governmental Regulation

S2C may be affected by jurisdictional regulators in regards to the following:

1.

Financial transaction equipment – all countries in which S2C intends to install its vending system regulate electronic financial transactions and the related equipment, thus requiring each component to be certified.  This can effect the cost of each vending unit, operating costs and delays in supply.

2.

Vending equipment licenses – typically vending equipment is licensed at the state or municipal level and regulated through zoning bylaws as to where the equipment can and cannot be installed.  This will limit availability as to where S2C can install its equipment and may limit access to certain markets.

3.

Food handling regulation – a variety of governmental regulations govern food safety and handling.  For S2C, the prime concern is safe storage of the products it intends to sell in the vending system.  Each of the vending units must be tamper proof and climate controlled to insure safe distribution.

4.

Transportation regulation – various regulations dictate the size of shipments on public highways.  S2C’s products have been designed to comply with North American transport regulation with regard to size and weight so they may be freely shipped to market without restriction.

5.

Electrical and mechanical product standards – a variety of public safety departments dictate electrical and mechanical standards to ensure product safety.  Safety underwritings are required in order for the S2C System to be used by the public.  The Company’s inability to obtain an underwriting or certification from a required laboratory or association will limit the ability to place the S2C Systems in the market.  S2C currently has safety certification from the Electrical Safety Association, Ontario Hydro.

Competition

There are currently no vendors of prepackaged 5-gallon bottled water; however there are several vendors of u-fill bulk bottled water. These include Glacier Water (AMEX-HOO) and Culligan.

Plant and truck automation systems come in a variety of technologies designed for the existing distribution systems of bulk water, however there are no existing systems designed for automating the handling of prepackaged bulk water through to the consumer.

Employees

S2C currently has no fulltime employees; however, we have entered into compensation agreements with seven contractors who support us in various roles.  Please refer to Employment Contracts.

Item 2.  Plan of Operation

S2C intends to provide the S2C System as a service or under a license rather than an outright sale to any third party.  In the case of bottled water, S2C will install the S2C System at the water bottlers’ plant and delivery trucks, thus earning a processing fee per bottle.

In the Aquaduct example, S2C anticipates several options.  At the retail level, the Aquaduct can be installed in a direct relationship with the property owner where the unit will be located, typically in a lease situation, and a revenue sharing relationship with the existing water retailer.  Another option would be a sub-lease relationship with non-traditional water retailers.  S2C believes the Aquaduct system will be an attractive alternative to current 5-gallon bottled water delivery systems because overall costs are anticipated to be less resulting in greater returns.

S2C’s first two Aquaduct units were manufactured by Trentfab, Inc. of Trenton, Ontario, Canada.  These units established the assembly protocols and parts descriptions necessary to fabricate the units.  The first of these units has been installed in the parking lot of a grocery store, IGA in Verona, Ontario, Canada.  S2C is globally sourcing all components that make up the S2C System in order to acquire the highest quality parts at the most competitive prices.

Because the finished weight of each completed Aquaduct vending system, each unit must be assembled within a reasonable trucking distance of its end location.  To that end, S2C is now seeking joint venture relationships with assemblers that can economically services the southern United States markets including Florida, Texas and California and the Northeastern region that includes Southern Ontario and Quebec, New York through Michigan.  Discussions have been initiated with various assembly facilities with S2C anticipating successful conclusion by year end.  Trentfab will continue to build and assemble Aquaduct units until such time as S2C has other assembly plants under contract.

S2C’s initial strategy is to focus on existing 5-gallon bottlers that have a large enough client base and distribution network to benefit from the projected savings generated by the Aquaduct system.  S2C has signed a Memorandum of Understanding with Amaro Springs of Quebec, Canada, that currently reports to sell in excess of 3.5 million 5-gallon bottles annually.  S2C has committed to provide 10 Aquaduct vending units within their market and fit one delivery truck and one bottling line with the S2C racking system in order to commercially prove up the S2C System. Amaro is licensed to haul their product into New York and New Jersey states.

Item 3.  Description of Property

We have offices located at 1650-1188 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4A2.  We occupy approximately 1,500 square feet as a sub tenant on a lease that expires April 2006.  We believe our current space is sufficient for our operations into the foreseeable future.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of September 1, 2005, the name and the number of shares of the Registrant’s Common Stock, par value .001 per share, held of record or beneficially by each person who held of record, or was known by the Registrant to own beneficially, more than 5% of the 33,842,246 issued and outstanding shares of the Registrant’s Common Stock, and the name and shareholdings of each director and of all officers and directors as a group.

Title of

Name and Address of

Amount and Nature of

Percentage of Class

Class

Beneficial Owner

Beneficial Ownership

Common

Roderick Bartlett (1) (4)

   850,000

2.5%

1650-1188 W. Georgia St.

Vancouver, British Columbia

Canada  V6E 4A2

Common

Harold Forzley (1) (2)

       -0-

 -0-

1650-1188 W. Georgia St.

Vancouver, British Columbia

Canada  V6E 4A2

Common

Alejandro Bautista (3)

1,125,000

3.32%

3345 Nighthawk Lane

Whistler, British Columbia

Canada  V0N 1B0

Common

Hottentot Capital, LLC

2,432,000

7.18%

M Laidlaw

1201 Orange St., #600

Wilmington, DE  19801

Common

King Capital

2,000,000

5.9%

1650-1188 W. Georgia St.

Vancouver, British Columbia

Canada V6E 4A2

Total Officer and Directors as

1,975,000

5.83%

A Group – Three people

(1) Officer and director.

(2) Mr. Forzley will receive 250,000 shares of restricted common stock in September for his services as CFO and director.  Further, Mr. Forzley will receive 250,000 each quarter thereafter for his services as officer and director of the Company.

(3) Director

(4)  These shares are held in the name of BPYA 966 Holdings, Ltd., a company owned and controlled by Mr. Bartlett.

There are no contracts or other arrangements that could result in a change of control of the Company.

Item 5.  Directors, Executive Officers, Promoters and Control Persons

The following table sets forth as of September 1, 2005, the name, age, and position of each executive officer and director and the term of office of each director of the Corporation.

Name

Age

Position

Director or Officer Since

Roderick C. Bartlett

49

Chief Executive Officer,

February 2005

President and Director

Harold Forzley

53

Chief Financial Officer

September 2005

and Director

Alejandro Bautista

49

Director

February 2005

All officers hold their positions at the will of the Board of Directors.  All directors hold their positions for one year or until their successors are elected and qualified.

Set forth below is certain biographical information regarding the Company’s executive officers and directors:

Roderick C. Bartlett.  Mr. Bartlett has spent most of the past 10 years in his business development and his own ventures including a real estate development company, Triple R Developments, LTD (1991-2001). His public company experience includes the Reverse Take Over (RTO) of a Canadian Public Company, Claddagh Gold (2000-2001). Mr. Bartlett through the RTO established a resort management company Resorts Unlimited Management (TSX-RUM). Mr. Bartlett went on to accept the position of Director, President and CEO of Quest Oil Corporation (OTCBB-QOIL) which he held until June 30, 2005.  Mr. Bartlett is responsible for the day to day operations and planning of S2C.

Harold Forzley.  Mr. Forzley earned a BA Commerce while attending at Simon Fraser University and a Chartered Accountant designation while employed at Thorne Riddell (now KPMG). After an eight year tenure with Thorne Riddell, Mr. Forzley spent the next 20 years building a variety of companies primarily in the mining sector. Of note Mr. Forzley developed United Lincoln Resources selling out to Placer Dome and El Condor Resources selling out to Royal Oak. Both companies were sold for substantial returns to their shareholders. Mr. Forzley currently acts as a special advisor to a private furniture manufacturing firm based in mainland China.

Alejandro Bautista.  Mr. Bautista has a degree in Business Administration from Instituto Technologico Y De Estudios Superiores De Monterrey, with over 25 years of senior management experience in plant operations, international market development, import , export, sales, marketing and public relations. Mr. Bautista is the executive director and is fundamental in the growth of Grupo Industrias Petrus S.A.  Mr. Bautista was a founding investor in the private company S2C Global Systems and has been instrumental in organizing a potential relationship with a mass production facility in Monterey, Mexico.

To the knowledge of management, during the past five years, no present or former directors, executive officer or person nominated to become a director or an executive officer of the Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations or other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity.

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal Commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Item 6. Executive Compensation

The following table sets forth certain summary information concerning the compensation paid or accrued for each of the Registrant’s last three completed fiscal years to the Registrant’s or its principal subsidiaries chief executive officers and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at December 31, 2004, the end of the Registrant’s last completed fiscal year).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compe- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)
Von G. Batesole, CEO	12/31/02	-0-	-0-	-0-	$1,500	-0-	-0-	-0-
Leo Kreiger, CEO	12/31/02 12/31/03 12/31/04	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- $4,500	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
Mark Lindberg, CEO	12/31/04	-0-	-0-	-0-	$4,500	-0-	-0-	-0-
Darren Hayes, CEO	12/31/04	-0-	-0-	-0-	$2,000	-0-	-0-	-0-
Roderick Bartlett, CEO	2/2/05 to present	$90,000	-0-	-0-	$1,000	-0-	-0-	-0-

Compensation of Directors

There are no agreements to compensate any of the directors for their services.

Employment Contracts and Termination of Employment and Change in Control Arrangement

As of September 1, 2005, the Company had the following employment agreements in place:

1.

BPYA 966 Holdings Ltd., a holding company owned and controlled by Roderick C. Bartlett.  This agreement appoints Mr. Bartlett as President and Chief Executive officer of the Company and provides compensation of not less than $90,000 per year, payable in equal monthly installments.  In addition, BPYA is entitled to 1,000,000 shares of restricted common stock of the Company to be issued in the amount of 250,000 shares every quarter.  A complete copy of the Compensation Agreement is attached as an exhibit to this registration statement.

2.

This agreement appoints Mr. Forzley as Chief Financial Officer of the Company and provides compensation of not less than $90,000 per year, payable in equal monthly installments.  In addition, Mr. Forzley will receive 250,000 shares of restricted common stock in September for his services as CFO.  Further, Mr. Forzley will receive 250,000 shares of restricted common stock each quarter thereafter for his services as officer and director of the Company.  A complete copy the Compensation Agreement is attached as an exhibit to this registration statement.

3.

Kruse Consulting Corporation, a holding company owned and controlled by Darren Hayes.  This agreement appoints Darren Hayes to the position of Vice President, Business Development for the Company and provides compensation of not less than $42,000 per year, payable in equal monthly installments.  In addition, Kruse Consulting is entitled to 500,000 shares of restricted common stock of the Company to be issued in the amount of 100,000 shares every quarter for five quarters.  A complete copy of the Compensation Agreement is attached as an exhibit to this registration statement.

4.

Martin Stevens, an individual.  This agreement appoints Martin Stevens to the position of Vice President, Sales and Marketing for the Company and provides compensation of not less than $48,000 per year, payable in equal monthly installments.  A complete copy of the Compensation Agreement is attached as an exhibit to this registration statement.

5.

First Step Product Development, a company owned and controlled by Will Benedikt.  This agreement appoints Will Benedikt to the position of Vice President, Product Development for the Company and provides compensation of not less than $60,000 per year, payable in equal monthly installments.  In addition First Step Product Development is entitled to 250,000 shares of restricted common stock of the Company to be issued in the amount of 50,000 shares every quarter.  A complete copy of the Compensation Agreement is attached as an exhibit to this registration statement.

6.

Chris Haugen, an individual.  This agreement appoints Chris Haugen to the position of Vice President, Technology Development for the Company and provides compensation of not less than $33,000 per year, payable in equal monthly installments.  In addition Mr. Haugen is entitled to 250,000 share of restricted common stock of the Company to be issued in the amount of 50,000 shares every quarter.  A complete copy of the Compensation Agreement is attached as an exhibit to this registration statement.

7.

Miele Art & Design, a company owned and controlled by Peter Miele.  This agreement appoints Peter Miele to the position of Vice President, Marketing for the Company and provides compensation of not less than $24,000 per year, payable in equal monthly installments.  In addition Miele Art & Design is provided an option to purchase up to 150,000 shares of restricted common stock of the Company at a price of $0.45.  A complete copy of the Compensation Agreement is attached as an exhibit to this registration statement.

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in Cash Compensation set out above which would in any way result in payments to any such person’s termination of employment with the Company or any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Item 7.  Certain Relationships and Related Transactions

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the board of directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.  At the present time, we have Compensation Agreements in place for BPYA 966 Holdings, Ltd., a company owned and controlled by our President, Mr. Roderick Bartlett and for Kruse Consulting Corporation, a company owned and controlled by Darren Hayes, our Vice President of Business Development.

S2C borrowed a total of $84,725 under convertible notes from 0685797 BC Ltd., d/b/a Trigate Financial Corporation, a company 50% owned and controlled by our President, Mr. Roderick Bartlett and 50% owned and controlled by a shareholder, Cameron King.  The notes are unsecured and bear interest at a rate of 15% per annum.  Prior to December 31, 2005, the notes are convertible into shares of common stock of the Company at a rate of $.01.  The Company also rents its office space and services from Trigate Financial Corporation at a rate of $5,000 per month.

Item 8.  Description of Securities

COMMON STOCK

We are authorized to issue up to 200,000,000 shares of common stock, $0.001 par value.  As of the date of this registration statement, there are 33,842,246 shares of common stock issued and outstanding.  We have 95 shareholders.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.  Holders of common stock have no cumulative voting rights and the holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive or other rights to subscribe for shares.  Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available for dividends.  The outstanding common stock is, validly issued, fully paid and non-assessable.

PREFERRED STOCK

We are authorized to issue up to 25,000,000 shares of preferred stock, $0.001 par value.  As of the date of this registration statement, there are no shares of preferred stock issued and outstanding. Our preferred stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated by our board of directors.  Our board of directors is expressly authorized to fix:

•

Voting rights

•

The consideration to be paid for the shares;

•

The number of shares constituting each series;

•

Whether the shares are subject to redemption and the terms of redemption;

•

The rate of dividends, if any, and the preferences and whether such dividends shall be cumulative or noncumulative;

•

The rights of preferred stockholders regarding liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of S2C; and

•

The rights of preferred stockholders regarding conversion or exchange of shares for another class of our shares.

Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. The Company has no present plans to issue any preferred stock.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

STOCK OPTION PLAN

No plan exists or is currently contemplated

TRADING OF SECURITIES IN SECONDARY MARKET

The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of 1933, as amended (the “Securities Act”) of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. The Company files such reports. As a result, sales of the Company's common stock in the secondary trading market by the holders thereof may be made pursuant to Section 4(1)of the Securities Act (sales other than by an issuer, underwriter or broker). If, the Company does not meet the qualifications for listing on the Nasdaq SmallCap Market, the Company's securities may be traded in the over-the-counter (“OTC”) market. The OTC market differs from national and regional stock exchanges in that it (1) is not sited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. The Company may apply for listing on the NASD OTC Bulletin Board or may offer its securities in what are commonly referred to as the “pink sheets” of the National Quotation Bureau, Inc. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company for listing on the Bulletin Board.

TRANSFER AGENT

Colonial Stock Transfer,  Exchange Place, Salt Lake City, UT 84111, is the Company’s transfer agent.

PART II

Item 1.  Market Price of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters

MARKET PRICE

Our common stock is listed on the Pink Sheets, under the symbol STWG.  As of September 1, 2005, we had 95 shareholders holding 33,842,246 shares of common stock.

CLOSING BID

CLOSING ASK

2004

High

Low

High

Low

May 19 (First Avail.)

0.01

0.01

NONE

NONE

Third Quarter

0.01

0.01

0.50

0.50

Fourth Quarter

0.36

0.10

0.55

0.44

2005

High

Low

High

Low

First Quarter

0.51

0.30

0.70

0.55

Second Quarter

0.51

0.10

0.70

0.35

The above quotations, as provided Pink Sheets, LLC, represent prices between dealers and do not include retail markup, markdown or commission.  In addition, these quotations do not represent actual transactions.

There is a very limited trading market for shares of the Company.  There is no assurance that a trading market will continue. The Securities and Exchange Commission has adopted Rule 15g-9which establishes the definition of a “penny stock,” for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii)make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. In order to qualify for listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv)three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Small Cap Market, a company must have at least (i) net tangible assets of$2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

If, the Company does not meet the qualifications for listing on the Nasdaq SmallCap Market, the Company's securities may be traded in the over-the-counter (“OTC”) market. The OTC market differs from national and regional stock exchanges in that it (1) is not sited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. The Company may apply for listing on the NASD OTC Bulletin Board or may offer its securities in what are commonly referred to as the “pink sheets” of the National Quotation Bureau, Inc. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company for listing on the Bulletin Board. If the Company is unable initially to satisfy the requirements for quotation on the Nasdaq SmallCap Market or becomes unable to satisfy the requirements for continued quotation thereon, and trading, if any, is conducted in the OTC market, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

HOLDERS

There are ninety five (95) holders of the Company's Common Stock.

DIVIDENDS

The Company has not paid any dividends to date, and has no plans to do so in the immediate future.

Item 2.  Legal Proceedings

There is no litigation pending or threatened by or against the Company.

Item 3.  Changes in and Disagreements with Accountants

The Company has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

Item 4.  Recent Sales of Unregistered Securities

Since inception, the Company has sold securities that were not registered as follows:

During the year ended 2001, the Company issued 1,500,000 shares of restricted common stock for services valued at $1,500.

During the year ended 2002, the Company issued 13,595,490 shares of restricted common stock for services valued at $13,595.

During the year ended 2004, the Company issued 12,750,000 shares of restricted common stock for $6,375 and 2,250,000 shares of restricted common stock for $225,000.  The Company also issued 220,668 shares of restricted common stock for $25,2.

In 2005, the Company issued 1,266,666 shares of restricted common stock upon the conversion of  promissory notes valued at $79,035.

Also in 2005, the Company issued 15,095,490 shares of restricted common stock pursuant to the Acquisition Agreement to acquire S2C.

During 2005, the Company issued 1,400,000 shares of restricted common stock valued at $140,000 to management for consulting services.

During 2005, the Company issued 175,000 shares of restricted common stock in settlement of accounts payable valued at $17,500.

During 2005, the Company issued 85,422 shares of restricted common stock for cash of $21,355.

Unless otherwise noted all Securities were sold or offered without registration in reliance on the exemption provided by Section 4(2) and/or Rule 506, Regulation D and/or Regulation S of the Securities Act.  No broker was involved and no commissions were paid in any transaction.

Item 5.  Indemnification of Directors and Officers

Our Company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages.  The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except:  (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company’s charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with S2C.  However, nothing in our charter or bylaws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.  To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Reports to Security Holders

Prior to the filing of this registration statement on Form 10-SB, the Company was not subject to the reporting requirements of Section 12(a) or 15(d) of the Exchange Act.  Upon effectiveness of this registration statement, the Company will file annual and quarterly reports with the Securities and Exchange Commission (“SEC”).  The public may read and copy any materials filed by the Company with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Company is an electronic filer and the SEC maintains an Internet site that contains reports and other information regarding the Company that may be viewed at http://www.sec.gov.

PART F/S

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Financial Statements

December 31, 2004

___________________________________________________________________________________

____________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Financial Statements

____________________________________________________________________________________

December 31, 2004

____________________________________________________________________________________

Report of Registered Public Accounting Firm

19

Statements of Operations and Deficit

20

Balance Sheets

21

Statements of Stockholders’ Equity

22

Statements of Cash Flows

23

Notes to the Financial Statements

24

Report of Registered Public Accounting Firm

To the Shareholders of

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

We have audited the balance sheets of S2C Global Systems, Inc. (formerly United Athletes, Inc.) (a development stage enterprise) as at December 31, 2004 and 2003 and the statements of operations and deficit, stockholders’ equity, and cash flows for the periods from inception on March 19, 2001 to December 31, 2004. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the generally accepted auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows for the periods from inception on March 19, 2001 to December 31, 2004 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 2, raise substantial doubt that the Company will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MacKay LLP

                                                                                                                   “MacKay LLP”

Vancouver, Canada.

August 3, 2005

Chartered Accountants

___________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Statements of Operations and Deficit

___________________________________________________________________________________________

Cumulative, From Inception

Year ended

Year ended

March 19, 2001 to

December 31,

December 31,

December 31, 2004

2004

2003

___________________________________________________________________________________________

Revenue	$ -	$ -	$ -

Expenses
General and administrative	15,095	-	-

Income (loss) for the period	(15,095)	-	-

Deficit, beginning of period	-	(15,095)	(15,095)

Deficit accumulated during the development stage	$ (15,095)	$ (15,095)	$ (15,095)

Basic and diluted weighted average number of shares outstanding		15,095,490	15,095,490

Basic and diluted loss per share		$ (0.00)	$ (0.00)

_____________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

 Balance Sheets

_____________________________________________________________________________________________

December 31,

2004

2003

_____________________________________________________________________________________________

Assets

	$ -	$ -

Liabilities

Current
Accounts payable and accrued liabilities	$ -	$ -

Commitments (note 3)
Subsequent events (note 7)

Stockholders’ Equity
Preferred stock $0.001 par value
25,000,000 shares authorized	-	-
No shares issued
Common stock, $0.001 par value
200,000,000 shares authorized
15,095,490 shares outstanding	15,095	15,095

Additional paid in capital	-	-

Deficit accumulated during the development stage	(15,095)	(15,095)

	-	-

	$ -	$ -

Approved by the Board of Directors:

_____________________________ Director

_____________________________ Director

______________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Statements of Stockholders’ Equity

______________________________________________________________________________________________

For the period from inception March 19, 2001 through December 31, 2004

______________________________________________________________________________________________

	Number of shares	Par value	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total

Common stock issued for services (note 5)	1,500,000	$ 1,500	$ -	$ -	$ 1,500

Net loss for the period ended December 31, 2001	-	-	-	(1,500)	(1,500)

Balance December 31, 2001	1,500,000	1,500	-	(1,500)	-

Common stock issued for services (note 5)	13,595,490	13,595	-	-	13,595

Net loss for the year ended December 31, 2002	-	-	-	(13,595)	(13,595)

Balance December 31, 2002	15,095,490	15,095	-	(15,095)	-

Net loss for the year ended December 31, 2003	-	-	-	-	-

Balance December 31, 2003	15,095,490	15,095	-	(15,095)	-

Net loss for the year ended December 31, 2004	-	-	-	-	-

	15,095,490	$ 15,095	$ -	$ (15,095)	$ -

______________________________________________________________________________________________

S2C Global Systems Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Statements of Cash Flows

______________________________________________________________________________________________

Cumulative, From Inception

Year ended

Year ended

March 19, 2001 to

December 31,

December 31,

December 31, 2004

2004

2003

______________________________________________________________________________________________

Cash provided by (used for)

Operating activities
Loss for the period	$ (15,095)	$ -	$ -

Add-back items not affecting cash
Share capital issued for services	15,095	-	-

	-	-	-

Financing activity
Issuance of share capital	-	-	-

Increase in cash during the development stage	-	-	-

Cash, beginning of period	-	-	-

Cash, end of period	$ -	$ -	$ -

______________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Notes to the Financial Statements

______________________________________________________________________________________________

December 31, 2004

______________________________________________________________________________________________

1.

Basis of Presentation and Nature of Operations

United Athletes, Inc. was organized by filing articles of incorporation with the Secretary of State of the State of Nevada on March 19, 2001 as Sun Vacation Club, Inc.  There were no operations as Sun Vacation Club, Inc. and on December 4, 2002 the company changed its name to United Athletes, Inc.  Although numerous attempts were made to find funding for the company substantial enough to support operations, in late 2003 management decided to suspend operations and discontinue attempts to raise equity capital.

Effective February 2, 2005 the Company changed its name to S2C Global Systems, Inc., in conjunction with the acquisition in note 3.

2.

Going concern uncertainty

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern.  Accordingly, they do not give effect to adjustments that would be necessary should the company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. The Company has no established source of revenue at December 31, 2004, and a deficit of $15,095 accumulated during the development stage, these conditions, among others, give rise to substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters can not be predicted at this time.

3.

Acquisition of S2C Global Systems Inc. (“S2C”)

Pursuant to a share exchange agreement dated August 28th, 2004 the company will issue up to 100,000,000 shares in exchange for all of the issued and outstanding common shares of S2C, a private non-reporting company.  In February 2005 this transaction was completed, note 6.

These transactions result in the former shareholders of S2C owning the majority of the issued and outstanding shares of the company. Accounting principles applicable to reverse takeovers will be applied to record this acquisition using the purchase method of accounting.

Under this basis of accounting, S2C has been identified as the acquirer and, accordingly, the consolidated entity is considered to be the continuation of S2C with the net assets of the company deemed to have been purchased by S2C, at fair value, through the issuance of capital.

The net assets acquired at fair value are summarized as follows:

Assets	$ -
Liabilities	-

Net assets acquired	$ -

______________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Notes to the Financial Statements

______________________________________________________________________________________________

December 31, 2004

______________________________________________________________________________________________

4.

Significant Accounting Policies

a)

Development stage company

The Company is considered to be in the Development stage as defined in Statement of Financial Accounting Standards No. 7.

b)

Foreign currency translation

Monetary assets and liabilities are translated at year-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are translated at the average rate of exchange for the year.  Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the statements of operations.

c)

Loss per share

The Company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.

d)

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

e)

Financial instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.  Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

f)

Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

______________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Notes to the Financial Statements

______________________________________________________________________________________________

December 31, 2004

______________________________________________________________________________________________

4.

Significant Accounting Policies (continued)

g)

Recent accounting pronouncements

In December 2002, FASB issued SFAS No. 123R, “Share-based Payments”, revising SFAS No. 123, and superseding Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock issued to Employees”. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services, including obtaining employee services in share-based payment transactions. SFAS 123R applies to all awards granted after the required effective date and to awards modified, purchased or cancelled after that date.  Adoption is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005.

In December 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets”.  SFAS 153 amends APB Opinion No. 29, to eliminate certain exceptions when there is a non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  This amendment is effective for periods beginning after June 15, 2005.

In addition, the FASB and Emerging Issues Task Force ("EITF") have issued a variety of interpretations including the following interpretations with wide applicability:

Financial Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities", which addresses the consolidation of variable interest entities (formerly referred to as "SpecialPurpose Entities"). The Interpretation is generally in effect for interim or annual periods beginning after December 15, 2003.

In November 2002, the EITF reached a consensus on Issue 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time. EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after June 15, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the Company’s financial position or results of operations.

5.

Stockholders’ Equity

During the year ended December 31, 2001 the Company issued 1,500,000 shares of stock to the president of the Company for $1,500 in services rendered.

During the year ended December 31, 2002 the Company issued 13,595,490 shares of stock to certain affiliates and non-affiliates in exchange for $13,595 in services rendered.

6.

Related Party Transactions

During the fiscal years ended December 31, 2003 and 2004 any administrative services provided to the company by the Directors are of an immaterial value and have not been recorded in these financial statements.

______________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Notes to the Financial Statements

______________________________________________________________________________________________

December 31, 2004

______________________________________________________________________________________________

7.

Subsequent Events

a)

Subsequent to the year end the acquisition of S2C Global Systems Inc. was finalized and the Company issued 16,487,334 common shares to purchase all of the issued and outstanding shares of S2C Global Systems Inc.

b)

The Company issued 1,700,000 common shares, at a value of $0.10 per common share in exchange for consulting services rendered, and 175,000 common shares, at a value of $0.10 per common share, in settlement of accounts payable of the subsidiary S2C Global Systems Inc.  The Company issued an additional 225,000 common shares to outside consultants as additional bonuses and incentives to their existing agreements.

c)

Subsequent to the year end the Company issued 85,422 common shares for cash proceeds of $21,355.

d)

Subsequent to the year end the company issued one unsecured convertible promissory note for US$50,000.  Prior to December 31, 2005 the note is convertible at a rate of one common share for each US$0.01 of principal and accrued interest.  The note bears interest at a rate of 15% per annum.

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Financial Statements

(presented in US Dollars)

(Unaudited)

March 31, 2005

______________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Financial Statements

(presented in US Dollars) (unaudited)

______________________________________________________________________________________________

March 31, 2005

______________________________________________________________________________________________

Balance Sheet

30

Statement of Operations and Deficit

31

Statement of Cash Flows

32

Statement of Stockholders’ Equity

33

Notes to the Financial Statements

34

________________________________________________________________________________________

S2C Global Systems, Inc.

 (formerly United Athletes, Inc.)

(a Development Stage Enterprise)

________________________________________________________________________________________

Balance Sheet

(presented in US Dollars) (unaudited)

________________________________________________________________________________________

	31-Mar-05	31-Dec-04

Assets

Current
Cash	$4,124	$12,546
Due from government agencies	13,755	1,498
Subscriptions receivable	-	13,875

	17,879	27,919

Equipment	477	538

	$18,356	$28,457

Liabilities

Current
Accounts payable and accrued liabilities	$363,044	$34,620
Share subscriptions received	22,666	-
Convertible promissory notes (note 4)	46,688	45,000

	432,398	79,620

Stockholders' Equity
Common stock, $0.001 par value
200,000,000 shares authorized
31,582,824 (15,220,668) shares outstanding	31,583	15,221

Preferred stock, $0.001 par value
25,000,000 shares authorized
No shares issued	-	-

Additional paid in capital	304,259	241,586

Convertible promissory notes (note 4)	-	79,035

Deficit accumulated during the
development stage	(749,884)	(387,005)

	(414,042)	(51,163)

	$18,356	$28,457

Commitments (note 6)
Subsequent events (note 7)

Approved by the Board of Directors:

                                              Director     ______________________   Director

__________________________________________________________________________________________

S2C Global Systems, Inc.

 (formerly United Athletes, Inc.)

(a Development Stage Enterprise)

__________________________________________________________________________________________

Statement of Operations and Deficit

(presented in US Dollars) (unaudited)

__________________________________________________________________________________________

		Cumulative from
	For the three	inception May 6,
	months ended	2004 to March
	31-Mar-05	31, 2005

Sales	$-	$-

Administrative expenses
Accounting and legal	7,746	11,257
Advertising and promotion	2,225	6,752
Amortization	61	61
Auto and travel	6,889	20,470
Bank charges and interest	1,167	1,726
Foreign exchange loss (gain)	(16,936)	(9,627)
Insurance, licences and dues	2,565	2,565
Management and consulting fees	224,568	329,573
Office and miscellaneous	1,460	19,571
Research and development	134,002	366,059
Utilities and telephone	110	2,455
Less: interest earned	(978)	(978)

	362,879	749,884

Loss for the period	(362,879)	(749,884)

Deficit, beginning of period	(387,005)	-

Deficit accumulated during the
development stage	$(749,884)	$(749,884)

______________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

_____________________________________________________________________________________________

Statement of Cash Flows

(presented in US Dollars) (unaudited)

____________________________________________________________________________________________

		Cumulative from
	For the three	inception May 6,
	months ended	2004 to March
	31-Mar-05	31, 2005
Cash provided by (used for)

Operating activities
Loss for the period	$(362,879)	$(749,884)

Addback items not affecting cash
Amortization	61	61
Interest accrued	1,688	1,688
Consulting services payable in shares	140,000	140,000

	(221,130)	(608,135)

Changes in non-cash working capital items
Due from government agencies	(12,257)	(13,755)
Accounts payable and accrued liabilities	188,424	223,044

	(44,963)	(398,846)

Financing activities
Convertible promissory notes issued	-	45,000
Share subscriptions received	36,541	22,666
Issuance of share capital	-	335,842

	36,541	403,508

Investing activity
Purchase of equipment	-	(538)

Increase (decrease) in cash and
during the development stage	(8,422)	4,124

Cash, beginning of period	12,546	-

Cash, end of period	$4,124	$4,124

Supplemental cash flow information

Interest paid	$-	$-
Income taxes paid	$-	$-

____________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

____________________________________________________________________________________________

Statement of Stockholders Equity

(presented in US Dollars) (unaudited)

____________________________________________________________________________________________

				Deficit
				accumulated
			Additional	during the
	Number		paid in	development
	of shares	Par value	capital	stage	Total

Issued for subscriptions
receivable at $0.0005 per share;	12,750,000	$12,750	$(6,375)	$-	$6,375
granted May 6, 2004

Issued for cash and
subscription receivable at $0.10
per share; granted June 22, 2004	2,250,000	2,250	222,750	-	225,000

Issued for cash at $0.115 per
share; granted December 2004	220,668	221	25,211	-	25,432

Net loss for the period	-	-	-	(387,005)	(387,005)

Balance December 31, 2004	15,220,668	15,221	241,586	(387,005)	(130,198)

Issued on conversion of
convertible promissory notes at
$0.062 per share; granted
January 2005 (note 4a)	1,266,666	1,267	77,768	-	79,035

Issued on reverse take-over
acquisition of United Athletes, Inc.
February 2, 2005 (note 2)	15,095,490	15,095	(15,095)	-	-

Net loss for the period	-	-	-	(362,879)	(362,879)

Balance March 31, 2005	31,582,824	$31,583	$304,259	$(749,884)	$(414,042)

S2C Global Systems, Inc.

(formerly United Athletes, Inc.

(a Development Stage Enterprise)

Notes to the Financial Statements

(presented in US Dollars) (unaudited)

March 31, 2005

_______________________________________________________________________________________________________

1.

Basis of Presentation and Nature of Operations

The Company was organized by filing articles of incorporation with the Secretary of State of the State of Nevada on March 19, 2001 as Sun Vacation Club, Inc.  There were no operations as Sun Vacation Club, Inc. and on December 4, 2002 the Company changed its name to United Athletes, Inc.  Although numerous attempts were made to find funding for the Company substantial enough to support operation, in late 2003 management decided to suspend operations and discontinue attempts to raise equity capital.

S2C Global Systems, Inc. a private company was incorporated on May 6, 2004 in the Province of British Columbia under certificate BC0694405.  Its main business activity is water dispensing systems.

Effective February 2, 2005, the Company completed the acquisition of S2C (note 2) and changed its name to S2C Global Systems, Inc.

The Company has elected a year-end of December 31.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern.  Accordingly, they do not give effect to adjustment that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements.  The Company’s ability continues as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing.  The outcome of these matters cannot be predicted at this time.

2.

Acquisition of S2C Global Systems Inc. (the “S2C” by United Athletes, Inc. (“UATH” or the “Company”)

Pursuant to a share exchange agreement dated August 28th, 2004 UATH agreed to issue 100,000,000 shares in exchange for all of the issued and outstanding common shares of S2C, a private non-reporting company.  In June 2005, after the unanimous consent of the shareholders of S2C was granted, UATH issued 16,487,334 shares to complete the transaction instead of the agreed 100,000,000, being 2 shares for each one share of S2C outstanding.

These transactions resulted in the former shareholders of S2C owning the majority of the issued and outstanding shares of UATH.  Accounting principles applicable to reverse takeovers have been applied to record the acquisition using the purchase method of accounting.

Under this basis of accounting, S2C has been identified as the acquirer and, accordingly, the consolidated entity is considered to be the continuation of S2C with the net assets of UATH deemed to have been purchased by S2C, at fair value, through the issuance of 15,095,490 common shares, being the number of shares of UATH outstanding at the date of completion.  S2C was incorporated on May 6, 2004 and accordingly operations have been presented from that date. The statement of stockholders equity has been retroactively restated to reflect this transaction.

The net assets acquired at fair value are summarized as follows:

 Assets

$         -

 Liabilities

           -

 Net assets acquired

$         -

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Notes to the Financial Statements

(presented in US Dollars) (unaudited)

March 31, 2005

______________________________________________________________________________________________

3.

Significant Accounting Policies

a)

Development stage company

The Company is considered to be in the Development stage as defined in Statement of Financial Accounting Standards No. 7.

b)

Research and development

In accordance with Statement of Financial Accounting Standards No. 2 the Company expenses all research and developments costs as incurred.

c)

Foreign currency translation

Monetary assets and liabilities are translated at year-end exchange rates: other assets and liabilities have been translated at the rates prevailing at the date of transaction.  Revenue and expense items, except for amortization, are translated at the average rate of exchange for the year.  Amortization is converted using rates prevailing at dates of acquisition.  Gaines and losses from foreign currency translation are included in the statement of loss.

d)

Loss per share

Basic loss per share is calculated using the weighted-average number of shares outstanding during the period.

The Company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.

e)

Amortization

Plant and equipment are recorded at historical cost and amortized at the following rates:

Computer equipment

45%

Additions during the year are amortized at one half their normal rates, and no amortization is taken in the year of disposal.

f)

Financial instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.  Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Notes to the Financial Statements

(presented in US Dollars) (unaudited)

March 31, 2005

______________________________________________________________________________________________

3.

Significant Accounting Policies (continued)

g)

Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles required management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period.  Actual results could differ from those reported.

h)

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

i)

Recent accounting pronouncements

In May 2003, the FASB issued SFAS No. 150, “Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”) SFAS 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements.  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

In addition, the FASB and Emerging Issues Task Force (“EITF”) have issued a variety of interpretations including the following interpretations with wide applicability:

Financial Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest     Entities”, which addresses the consolidation of variable interest entities (formerly referred to as “Special-Purpose Entities”).  The interpretation is generally in effect for interim or annual periods beginning after December 15, 2003.

In November 2002, the EITF reached a consensus on Issue 00-21, “Revenue Arrangements with Multiple Deliverable” (“EITF 00-21”). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time.  EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after June 15, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the Company’s financial position or results of operations.

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Notes to the Financial Statements

(presented in US Dollars) (unaudited)

March 31, 2005

______________________________________________________________________________________________

4.

Convertible promissory notes

a)

During the period ended December 31, 2004, the Company issued nine unsecured convertible promissory notes totaling CDN $ 95,000.  The notes are convertible at a rate of one common share of each CDN $0.15 of principal; a total of 633,334 common shares may be issued.  The convertible promissory notes bear interest at a rate of 8% per annum, no interest is payable if the notes are converted.  The notes may be converted into capital stock by December 1, 2005 at the option of the management of the company, and must be converted if the company is acquired, or goes public on any North American stock exchange.  In accordance with the reverse take-over transaction (note 2) the company has been acquired and accordingly the notes were converted into 633,334 common shares.  These notes are presented as equity at December 31, 2004 because there were no repayment terms.

b)

During the period ended December 31, 2004, the Company issued one unsecured convertible promissory note for US $ 45,000.  Prior to December 31, 2005 the note is convertible at a rate of one common share for each US $ 0.01 of principal and accrued interest.  The note bears interest at a rate of 15% per annum.

5.

Financial instruments

Currency risk is the risk to the Company’s earnings that arises from fluctuations of foreign exchange rates and the degree of volatility of these rates.  The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

At March 31, 2005 the Company had the following financial assets and liabilities:

          CDN Dollars

Cash

$

  4,988

Due from government agencies

$

16,638

Accounts payable

$          439,138

At March 31, 2005 US dollar amounts were converted at a rate of $1.2096 Canadian dollars to $1.00 US dollar.

6.

Commitments

The Company has entered into consulting agreements with certain directors, officers and consultants under which the Company is committed as follows:

a)

BPYA 966 Holdings Ltd. (controlled by CEO, President Rod Bartlett) $90,000 per annum plus 1,000,000 common shares; the term is not defined;

b)

King Capital Inc. (controlled by CFO, Cameron King) $90,000 per annum plus 1,000,000 common shares; the term is not defined;

c)

Kruse Consulting Inc. (controlled by the VP Business Development, Darren Hayes) $42,000 per annum plus 500,000 common shares; the term is not defined;

d)

Pacific Technologies (controlled by VP Internet Technologies, Chris Haugen) $33,000 per annum plus 250,000 common shares; the term is not defined:

e)

Martin Stevens, VP Sales, CDN$4,000 per month; the term is not defined.

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Notes to the Financial Statements

(presented in US Dollars) (unaudited)

March 31, 2005

______________________________________________________________________________________________

7.

Subsequent events

a)

Subsequent to March 31, 2005 the shareholders of the Company, who had received 100,000,000 shares on the acquisition of S2C, voted to cancel 83,512,666 of those 100,000,000 common shares issued to complete the acquisition.

b)

Subsequent to March 31, 2005 the Company issued 1,400,000 common shares at a deemed price of $0.10 pursuant to consulting agreements, accounts payable at March 31, 2005 includes the accrued expense of $140,000.  The Company issued an additional 300,000 common shares pursuant to a consulting agreement signed in May 2005.

c)

Subsequent to March 31, 2005 the Company issued 175,000 common shares in settlement of additional accounts payable.

d)

Subsequent to March 31, 2005 the Company issued 85,422 common shares for cash.

e)

Subsequent to March 31, 2005 the Company the company issued one unsecured convertible promissory note for US$39,725.  Prior to December 31, 2005 the note is convertible at a rate of one common share for each US$0.01 of principal and accrued interest.  The note bears interest at a rate of 15% per annum.

f)

Subsequent to March 31, 2005 the Company issued 225,000 additional shares to outside consultants as additional bonuses and incentives to their existing billing arrangements.

8.

Related party transactions

a)

The related party transactions are as described in Note 6.

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Financial Statements

(presented in US Dollars)

(Unaudited)

June 30, 2005

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Financial Statements

(presented in US Dollars) (unaudited)

______________________________________________________________________________________________

June 30, 2005

______________________________________________________________________________________________

Statement of Operations and Deficit

41

Balance Sheet

42

Statement of Stockholders’ Equity

43

Statement of Cash Flows

44

Notes to the Financial Statements

45

__________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

__________________________________________________________________________________________

Balance Sheet

(presented in US Dollars) (unaudited)

__________________________________________________________________________________________

	30-Jun-05	31-Dec-04

Assets

Current
Cash	$5,134	$12,546
Due from government agencies	16,049	1,498
Subscriptions receivable	-	13,875
Prepaid expenses	9,230	-

	30,413	27,919

Equipment	417	538

	$30,830	$28,457

Liabilities

Current
Accounts payable and accrued liabilities	$313,848	$34,620
Share subscriptions received	14,000	-
Convertible promissory notes (note 4)	88,463	45,000

	416,311	79,620

Stockholders' Equity
Preferred stock, $0.001 par value
25,000,000 shares authorized
No shares issued	-	-

Common stock, $0.001 par value
200,000,000 shares authorized
33,243,246 (15,220,668) shares outstanding	33,243	15,221

Additional paid in capital	464,015	241,586

Convertible promissory notes (note 4)	-	79,035

Deficit accumulated during the
development stage	(882,739)	(387,005)

	(385,481)	(51,163)

	$30,830	$28,457

Approved by the Board of Directors:

                                              Director     ______________________   Director

_____________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

_____________________________________________________________________________________________

Statement of Operations and Deficit

(presented in US Dollars) (unaudited)

_____________________________________________________________________________________________

	Cumulative from			For the three
	inception May 6,	For the three	For the six	and six
	2004 to June	months ended	months ended	months ended
	30, 2005	30-Jun-05	30-Jun-05	30-Jun-04

Sales	$-	$-	$-	$-

Administrative expenses
Accounting and legal	15,129	3,872	11,618	16
Advertising and promotion	7,125	373	2,598	-
Amortization	121	60	121	-
Auto and travel	22,668	2,198	9,087	4,339
Bank charges and interest	3,555	1,829	2,996	89
Foreign exchange loss (gain)	(6,506)	3,121	(13,815)	49
Insurance, licences and dues	2,565	-	2,565	-
Management and consulting fees (note 8)	423,158	93,585	318,153	23,502
Office and miscellaneous	19,666	95	1,555	349
Rent	26,464	26,464	26,464	3,728
Research and development	384,755	18,696	152,698	31,216
Utilities and telehone	2,455	-	110	245
Less: interest earned	(978)	-	(978)	-

	900,177	150,293	513,172	63,533

Loss for the period	(900,177)	(150,293)	(513,172)	(63,533)

Deficit, beginning of period	-	(749,884)	(387,005)	-

Deficit accumulated during the
development stage	$(900,177)	$(900,177)	$(900,177)	$(63,533)

______________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

______________________________________________________________________________________________

Statement of Cash Flows

(presented in US Dollars) (unaudited)

______________________________________________________________________________________________

	Cumulative from			For the three
	inception May 6,	For the three	For the six	and six
	2004 to June	months ended	months ended	months ended
	30, 2005	30-Jun-05	30-Jun-05	30-Jun-04
Cash provided by (used for)

Operating activities
Loss for the period	$(882,739)	$(132,855)	$(495,734)	$(63,533)

Addback items not affecting cash
Amortization	121	60	121	-
Interest accrued	3,738	2,050	3,738	-
Consulting servies payable in shares	-	-	-	-

	(878,880)	(130,745)	(491,875)	(63,533)

Changes in non-cash working capital items
Due from government agencies	(16,049)	(2,294)	(14,551)	(4,234)
Subscriptions receivable	-	-	13,875	-
Prepaid expenses	(9,230)	(9,230)	(9,230)	(18,275)
Accounts payable and accrued liabilities	313,848	(49,196)	279,228	14,802

	(590,311)	(191,465)	(222,553)	(71,240)

Financing activities
Convertible promissory notes issued	84,725	39,725	39,725	75,231
Share subscriptions received	14,000	(8,666)	14,000	-
Issuance of share capital	497,258	161,416	161,416	1

	595,983	192,475	215,141	75,232

Investing activity
Purchase of equipment	(538)	-	-	-

Increase (decrease) in cash
during the development stage	5,134	1,010	(7,412)	3,992

Cash, beginning of period	-	4,124	12,546	-

Cash, end of period	$5,134	$5,134	$5,134	$3,992

Supplemental cash flow information

Interest paid	$-	$-	$-	$-
Income taxes paid	$-	$-	$-	$-

Non-cash Tansactions (note)

_____________________________________________________________________________________________

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

_____________________________________________________________________________________________

Statement of Stockholders Equity

(presented in US Dollars) (unaudited)

_____________________________________________________________________________________________

				Deficit
				accumulated
			Additional	during the
	Number		paid in	development
	of shares	Par value	capital	stage	Total

Issued for subscriptions
receivable at $0.0005 per share;	12,750,000	$12,750	$(6,375)	$-	$6,375
granted May 6, 2004

Issued for cash and
subscription receivable at $0.10
per share; granted Jun 22, 2004	2,250,000	2,250	222,750	-	225,000

Issued for cash at $0.115 per
share; granted December 2004	220,668	221	25,211	-	25,432

Net loss for the period	-	-	-	(387,005)	(387,005)

Balance December 31, 2004	15,220,668	15,221	241,586	(387,005)	(130,198)

Issued on conversion of
convertible promissory notes at
$0.062 per share; granted
February 2, 2005 (note 4a)	1,266,666	1,267	77,768	-	79,035

Issued on reverse take-over
acquisition of United Athletes Inc.
February 2, 2005 (note 2)	15,095,490	15,095	(15,095)	-	-

Issued pursuant to Management and
Consulting agreements at $0.10
on June 13, 2005	1,400,000	1,400	138,600	-	140,000

Issued in settlement of
accounts payable at $0.10 on
June 13, 2005	175,000	175	17,325		17,500

Issued for cash $0.25 per share
on June 13, 2005	85,422	85	21,270		21,355

Net loss for the period	-	-	-	(513,172)	(513,172)

Balance June 30, 2005	33,243,246	$33,243	$481,454	$(900,177)	$(385,480)

S2C Global Systems, Inc.

(formerly United Athletes, Inc.

(a Development Stage Enterprise)

Notes to the Financial Statements

(presented in US Dollars) (unaudited)

June 30, 2005

_______________________________________________________________________________________________________

1.

Basis of Presentation and Nature of Operations

The Company was organized by filing articles of incorporation with the Secretary of State of the State of Nevada on March 19, 2001 as Sun Vacation Club, Inc.  There were no operations as Sun Vacation Club, Inc. and on December 4, 2002 the Company changed its name to United Athletes, Inc.  Although numerous attempts were made to find funding for the Company substantial enough to support operation, in late 2003 management decided to suspend operations and discontinue attempts to raise equity capital.

S2C Global Systems, Inc. a private company was incorporated on May 6, 2004 in the Province of British Columbia under certificate BC0694405.  Its main business activity is the development, manufacture and sale of water dispensing systems.

Effective February 2, 2005, the Company completed the acquisition of S2C (note 2) and changed its name to S2C Global Systems, Inc.

The Company has elected a year-end of December 31.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern.  Accordingly, they do not give effect to adjustment that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements.  The Company’s ability continues as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing.  The outcome of these matters cannot be predicted at this time.

2.

Acquisition of S2C Global Systems Inc. (the “S2C”) by United Athletes, Inc. (“UATH” or the “Company”)

Pursuant to a share exchange agreement dated August 28th, 2004 UATH agreed to issue 100,000,000 shares in exchange for all of the issued and outstanding common shares of S2C, a private non-reporting company.  In June 2005, after the unanimous consent of the shareholders of S2C was granted, UATH issued 16,487,334 shares to complete the transaction instead of the agreed 100,000,000, being 2 shares for each one share of S2C outstanding.

These transactions resulted in the former shareholders of S2C owning the majority of the issued and outstanding shares of UATH.  Accounting principles applicable to reverse takeovers have been applied to record this acquisition using the purchase method of accounting.

Under this basis of accounting, S2C has been identified as the acquirer and, accordingly, the consolidated entity is considered to be the continuation of S2C with the net assets of UATH deemed to have been purchased by S2C, at fair value, through the issuance of 15,095,490 common shares. Being the number of shares of UATH outstanding at the date of completion.  S2C was incorporated on May 6, 2004 and accordingly operations have been presented from that date.

The net assets acquired at fair value are summarized as follows:

 Assets

$         -

 Liabilities

           -

 Net assets acquired

$         -

The statement of stockholders equity has been retroactively restated to reflected this transaction.

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Notes to the Financial Statements

(presented in US Dollars) (unaudited)

June 30, 2005

______________________________________________________________________________________________

3.

Significant Accounting Policies

a)

Development stage company

The Company is considered to be in the Development stage as defined in Statement of Financial Accounting Standards No. 7.

b)

Research and development

In accordance with Statement of Financial Accounting Standards No. 2 the Company expenses all research and developments costs as incurred.

c)

Foreign currency translation

Monetary assets and liabilities are translated at year-end exchange rates: other assets and liabilities have been translated at the rates prevailing at the date of transaction.  Revenue and expense items, except for amortization, are translated at the average rate of exchange for the year.  Amortization is converted using rates prevailing at dates of acquisition.  Gaines and losses from foreign currency translation are included in the statement of loss.

d)

Loss per share

Basic loss per share is calculated using the weighted-average number of shares outstanding during the period.

The Company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.

e)

Amortization

Plant and equipment are recorded at historical cost and amortized at the following rates:

Computer equipment

45%

Additions during the year are amortized at one half their normal rate, and no amortization is taken in the year of disposal.

f)

Financial instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.  Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Notes to the Financial Statements

(presented in US Dollars) (unaudited)

June 30, 2005

______________________________________________________________________________________________

3.

Significant Accounting Policies (continued)

g)

Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period.  Actual results could differ from those reported.

h)

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

i)

Recent accounting pronouncements

In May 2003, the FASB issued SFAS No. 150, “Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”) SFAS 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements.  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

In addition, the FASB and Emerging Issues Task Force (“EITF”) have issued a variety of interpretations including the following interpretations with wide applicability:

Financial Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest     Entities”, which addresses the consolidation of variable interest entities (formerly referred to as “Special-Purpose Entities”).  The interpretation is generally in effect for interim or annual periods beginning after December 15, 2003.

In November 2002, the EITF reached a consensus on Issue 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time.  EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after June 15, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the company’s financial position or results of operations.

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Notes to the Financial Statements

(presented in US Dollars) (unaudited)

June 30, 2005

______________________________________________________________________________________________

4.

Convertible promissory notes

a)

During the period ended December 31, 2004, the Company issued nine unsecured convertible promissory notes totaling CDN $ 95,000.  The notes are convertible at a rate of one common share of each CDN $.15 of principal, a total of 633,334 common shares may be issued.  The convertible promissory notes bear interest at a rate of 8% per annum, no interest is payable if the notes are converted.  The notes may be converted into capital stock by December 1, 2005 at the option of the management of the company, and must be converted if the company is acquired, or goes public on any North American stock exchange.  In accordance with the reverse take-over transaction (note 2) the company has been acquired and accordingly the notes were converted into 633,334 common shares.  These notes are presented as equity at December 31, 2004 because there were no repayment terms.

b)

During the period ended December 31, 2004, the Company issued one unsecured convertible promissory note for US $ 45,000.  Prior to December 31, 2005 the note is convertible at a rate of one common share for each US $ 0.01 of principal and accrued interest.  The note bears interest at a rate of 15% per annum.

c)

During the period ended June 30, 2005 the Company issued one unsecured convertible promissory note for US $ 39,725.  Prior to December 31, 2005 the note is convertible at a rate of one common share for each US $ 0.01 of principal and accrued interest.  The note bears interest at a rate of 15% per annum

5.

Financial instruments

Currency risk is the risk to the Company’s earnings that arises from fluctuations of foreign exchange rates and the degree of volatility of these rates.  The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

At March 31, 2005 the Company had the following financial assets and liabilities:

          CDN Dollars

Cash

$             6,291

Due from government agencies

$           21,053

Accounts payable

$         336,276

At June 30, 2005 US dollar amounts were converted at a rate of $1.2254 Canadian dollars to $1.00 US dollar.

6.

Commitments

The Company has entered into consulting agreements with certain directors, officers and consultants under which the Company is committed as follows:

a)

BPYA 966 Holdings Ltd. (controlled by CEO, President Rod Bartlett) $90,000 per annum plus 1,000,000 common shares; the term is not defined;

b)

King Capital Inc. (controlled by CFO, Cameron King) $90,000 per annum plus 1,000,000 common shares; the term is not defined;

c)

Kruse Consulting Inc. (controlled by the VP Business Development, Darren Hayes) $42,000 per annum plus 500,000 common shares; the term is not defined;

d)

Pacific Technologies (controlled by VP Internet Technologies, Chris Haugen) $33,000 per annum plus 250,000 common shares; the term is not defined:

e)

Martin Stevens, VP Sales, CDN$4,000 per month; the term is not defined.

S2C Global Systems, Inc.

(formerly United Athletes, Inc.)

(a Development Stage Enterprise)

Notes to the Financial Statements

(presented in US Dollars) (unaudited)

June 30, 2005

______________________________________________________________________________________________

7.

Subsequent events

a)

Subsequent to June 30, 2005 the Company issued 300,000 shares as payment for consulting services.

b)

Subsequent to June 30, 2005 the Company issued 225,000 additional shares to outside consultants as additional bonuses and incentives to their existing billing arrangements.

c)

Subsequent to June 30, 2005 the Company issued an additional 46,000 shares for cash subscriptions.

8.

Related party transactions

a)   The related party transactions are as described in Note 6.

PART III

Item 1.  Index and Description of Exhibits.

Exhibit

Number

Title of Document

Location

3.01

Articles of Incorporation

See Attached

3.02

Amendment to Articles of Incorporation

See Attached

3.03

Bylaws

See Attached

10.01

BPYA Compensation Agreement

See Attached

10.02

Forzley Compensation Agreement

See Attached

10.03

Kruse Consulting Corp. Compensation Agreement

See Attached

10.04

Stevens Compensation Agreement

See Attached

10.05

First Step Development Compensation Agreement

See Attached

10.06

Chris Haugen Compensation Agreement

See Attached

10.07

Miele Art & Design Compensation Agreement

See Attached

10.08

Convertible Note – Trigate Capital

See Attached

10.09

Convertible Note – Trigate Capital

See Attached

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf, thereunto duly authorized.

S2C GLOBAL SYSTEMS, INC.

Date: September 14, 2005

By: /s/ Roderick C. Bartlett

Roderick C. Bartlett,

Chief Executive Officer

Date: September 14, 2005

By: /s/ Harold Forzley

Harold Forzley

Chief Financial Officer